UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2013

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 4, 2013, Coffee Holding Co., Inc. (the “Company”) entered into a First Amendment to Trademark License Agreement (the “Amendment”) with Del Monte Corporation (“Del Monte”) to amend the Trademark License Agreement effective as of February 4, 2004 between the Company and Del Monte (the “Agreement”).  The Amendment broadens the products for which the Company is granted an exclusive license to use the Marks (as defined in the Agreement) within the United States.  Specifically, the Company has the exclusive right to use the Marks for the production, manufacture, distribution and sale of roasted whole bean and ground coffee, instant coffee, tea and hot cocoa.  Prior to the amendment the license only provided the Company with the use of the Marks for roasted whole bean and ground coffee.  The Amendment also modified certain royalty payments made by the Company in exchange for the Company’s use of the Marks.

Pursuant to the terms of the Agreement, the initial term of the Agreement will expire on December 31, 2014 and will automatically renew for up to two additional terms of five years each, unless either party provides written notice of non-renewal to the other party six months prior to the then-current term.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company Annual Report on Form 10-K for the fiscal year ended October 31, 2012, portions of which the Company intends to seek confidential treatment from the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: January 10, 2013	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

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